SUB-ITEMM 77I

MFS Mid Cap Growth Fund, a series of MFS Series Trust IV, established a new class of shares as described in the prospectus supplement contained in Post-Effective Amendment No. 37 to the Registration Statement (File Nos. 2-54607 and 811-2594), as filed with the Securities and Exchange Commission on July 30, 2002. Such description is incorporated herein by reference.